Exhibit 99.2

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED AGREEMENT OF
SETTLEMENT AND RELEASE, AND SETTLEMENT HEARING

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF WORKHORSE GROUP INC. (“WORKHORSE” OR THE “COMPANY”) AS OF APRIL 10, 2023 (THE “RECORD DATE”) (“CURRENT WORKHORSE STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF In Re Workhorse Group Inc. Stockholder Derivative Litigation, Lead CASE NO. A-21-833050-B, A SHAREHOLDER DERIVATIVE ACTION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE “RELEASED CLAIMS,” AS DEFINED HEREIN.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative lawsuit.1 This Notice is provided by Order of the Eighth Judicial District Court of the State of Nevada in and for Clark County (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

1. WHY THE COMPANY HAS ISSUED THIS NOTICE

On April 10, 2023, Workhorse, in its capacity as a nominal defendant, as well as certain current and former officers and directors of Workhorse who were named as individual defendants,2 entered into a Stipulation of Settlement (the “Stipulation”)3 in the shareholder derivative action pending before the Court, styled In Re Workhorse Group Inc. Stockholder Derivative Litigation, Lead Case No. A-21-833050-B (the “Nevada State Court Action”). This Stipulation also settles derivative actions pending in other jurisdictions, including: (i) In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2:21-cv-04202-CJC-PVC (C.D. Cal.) (“California Demand Futility Action”); (ii) Cohen, et al. v. Hughes, et al., No. 2:21-cv-08734-CJC-PVC (C.D. Cal.) (“California Demand Refused Action”); (iii) Lomont, et al. v. Hughes, et al., No. 2:22-cv-00980-CDS-VCF (D. Nev.) (“Nevada Federal Court Action”); and (iv) Abughazaleh v. Meehan, et al., No. A 2203019 (Ohio Ct. Common Pleas – Hamilton Cnty.) (“Ohio Action”) and Litigation Demands.4

[1]	A derivative lawsuit involves claims brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery in a derivative action is for the benefit of the company rather than directly for individual shareholders.

[2]	Specifically, Duane A. Hughes, Steve Schrader, Stephen Fleming, Robert Willison, Anthony Furey, H. Benjamin Samuels, Raymond J. Chess, Harry DeMott, Gerald B. Budde, Pamela S. Mader, Michael L. Clark, and Jacqueline A. Dedo (collectively, the “Individual Defendants”; the Individual Defendants together with Workhorse, the “Defendants”).

[3]	This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on the Company’s website at the Investor Relations page at https://ir.workhorse.com/. All capitalized terms herein have the same meanings as set forth in the Stipulation.

[4]	“Litigation Demands” means collectively, the demands served on Workhorse and/or members of its Board of Directors on behalf of stockholders Charles Boyle, Jeffrey Bechtel, Rocco Camano, and Adam R. Kayce, on December 28, 2021, January 4, 2022, January 27, 2022, and February 18, 2022, respectively.

The terms of the Settlement are set forth fully in the Stipulation, which can be viewed and downloaded at https://ir.workhorse.com/. This Notice is a summary only and does not describe all of the details of the Stipulation and terms of the Settlement. For full details of the matters discussed in this Notice, please review the Stipulation and visit https://ir.workhorse.com/.

On June 21, 2023, at 10:00 a.m. PDT, in Courtroom 16A of the Regional Justice Center located at 200 Lewis Avenue, Las Vegas, Nevada 89155, the Court will hold a hearing (the “Settlement Hearing”) in the Nevada State Court Action, either in person, telephonically or via video. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether to approve Plaintiffs’ application for their attorneys’ fees and reimbursement of expenses; and (iv) such other matters as may be necessary or proper under the circumstances.

2. Summary of the Action

On April 16, 2021, plaintiff Romario St. Clair filed a stockholder derivative action in this Court on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duty and unjust enrichment styled as St. Clair v. Hughes, et al., No. A-21-833050-B (the “St. Clair Action”). On June 24, 2021, plaintiff Andre Everson filed a shareholder derivative action in this Court on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment styled as Everson v. Hughes, et al., No. A-21-836888-B (the “Everson Action”).

Several other stockholder derivative actions were filed on behalf of Workhorse: (i) the California Demand Futility Action (filed May 19, 2021); (ii) the California Demand Refused Action (filed November 5, 2021); (iii) the Nevada Federal Court Action (filed June 22, 2022); and (iv) the Ohio Action (filed August 19, 2022).

On January 7, 2022, the Court signed an order that consolidated the St. Clair Action and the Everson Action into this Nevada State Court Action. In the same order, the Court appointed the law firms Robbins LLP and Gainey McKenna & Egleston as Co-Lead Counsel for the Nevada State Court Action and the law firms The O’Mara Law Firm P.C. and Matthew L. Sharp, Ltd. as Co-Liaison Counsel (collectively, with counsel for Plaintiffs in the related derivative actions listed above, “Plaintiffs’ Counsel”).

On January 24, 2022, the Consolidated Verified Stockholder Derivative Complaint (the “Complaint”) was filed alleging two causes of action against the Individual Defendants: (1) breach of fiduciary duty; and (2) unjust enrichment. The Complaint further alleged that Workhorse suffered injury as a result of the Individual Defendants’ conduct.

On March 22, 2022, the Defendants filed motions to dismiss the Complaint. On August 4, 2022, the Court held a hearing on the motions. On August 23, 2022, the Court entered an order denying a motion to dismiss the Complaint for failure to plead demand futility, finding that the Complaint adequately alleged that a pre-suit litigation demand on the Company’s Board of Directors (the “Board”) would be futile. The Court further ordered that the Nevada State Court Action should be temporarily stayed pending developments in a related federal securities class action lawsuit, captioned Farrar v. Workhorse Group, Inc., No. CV2102072CJCPVCX (C.D. Cal.) (the “Securities Action”).

3. SETTLEMENT

On April 10, 2023, the Plaintiffs5 and Defendants entered into the Stipulation to resolve the Action.

Pursuant to the Stipulation, the Defendants shall cause Workhorse to be paid $12.5 million by the Company’s relevant Side A/B/C Directors and Officers Liability Insurance policies.

In addition to the above $12.5 million payment, Workhorse will institute certain corporate governance reforms for a period of no less than four (4) years, including:

1)	Board Independence Reforms: Workhorse’s By-laws will be amended to require that at least two-thirds of the Company’s Board be comprised of independent directors.

2)	Lead Director/Non-Executive Chairman: The Company’s Corporate Governance Principles will be revised to require that Workhorse have either a Non-Executive Chairman of the Board or a Lead Independent Director.

3)	Creation of Chief Compliance Officer Position: The Company will create the position of Chief Compliance Officer (“CCO”); the CCO will be responsible for the oversight and administration of the Company’s corporate governance policies and fostering a culture of compliance and ethical business practices.

[5]	As set forth in the Stipulation, Plaintiffs refer to Romario St. Clair, Andrew Everson, Ed Lomont, Luis Angulo, Daniel Cohen, David Cohen, Barry Caruso, Mark Kistenmacher, David Brown, Yousef Abughazaleh, and Kevin Meehan.

4)	Creation of a Disclosure Controls Committee: The Company will maintain a Disclosure Control Committee comprised of senior officers from key function areas that will meet regularly to confirm that effective procedures and controls are in place to ensure the accuracy and completeness of the Company’s SEC filings, press releases, and other public pronouncements.

5)	Audit Committee and Risk Management Enhancements: The Audit Committee Charter will be amended to delineate the committee’s responsibility for managing and monitoring the material risks relating to Workhorse’s compliance with applicable laws, regulations, and disclosure obligations.

6)	Insider Trading Controls: The Company’s Insider Trading Policies will require officers and directors to obtain pre-approval from Workhorse’s General Counsel for any trade(s) made outside of 10b5-1 trading plans.

7)	Clawback Policy Review: The Company will review its Clawback policy to ensure that it conforms with SEC rulemaking and related guidance and will publicly disclose any instance where the Clawback policy is triggered.

8)	Whistleblower Protections and Policy Enhancements: The Company will adopt a standalone written policy providing enhanced protections for whistleblowers and better inform potential whistleblowers of their reporting options.

The above measures represent a summary of the corporate governance reforms Workhorse and the Defendants have agreed to institute or maintain as part of the Settlement. The full list of corporate governance reforms is set forth in Exhibit A of the Stipulation, available at https://ir.workhorse.com/.

Workhorse and its Board acknowledged and agreed that Plaintiffs’ efforts, including their efforts in investigating, preparing, commencing, and prosecuting the Derivative Actions, were a material cause for the implementation of these reforms, and that the reforms confer substantial benefits upon Workhorse and its shareholders.

The Stipulation also provides for the entry of judgment dismissing the Nevada State Court Action against the Defendants with prejudice and, as explained fully in the Stipulation, releasing and discharging certain known and unknown claims that could have been brought in any court, whether arising under federal, state, common, or foreign law, which exist derivatively on behalf of Workhorse, by Plaintiffs or any other shareholder of Workhorse that arise out of or relate in any way to the claims asserted or that could have been asserted in any of the complaints in the Nevada State Court Action, the California Demand Futility Action, the California Demand Refused Action, the Nevada Federal Court Action, the Ohio Action, or the Litigation Demands, or that arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants by Plaintiffs in the Nevada State Court Action, the California Demand Futility Action, the California Demand Refused Action, the Nevada Federal Court Action, the Ohio Action, or the Litigation Demands, against the Defendants, Workhorse, and Workhorse’s past, present, and future officers and/or directors.

4. Plaintiffs’ Attorneys’ Fees and Expenses

After negotiating the financial recovery and the corporate governance reforms, Plaintiffs’ Counsel, the Company and Defendants, began negotiating the attorneys’ fees that Workhorse or Defendants’ insurance carrier(s) would pay to Plaintiffs’ Counsel. Those negotiations are ongoing. In the event agreement is not reached, and in light of the substantial benefits secured for Workhorse by Plaintiffs and their respective counsel in connection with the Settlement and the litigation leading up to it, Plaintiffs’ Counsel have reserved the right to seek an aggregate award from the Court of no more than $6.75 million for attorneys’ fees and expenses, subject to Court approval. The aggregate award will include expenses not to exceed $150,000, subject to Court approval. In addition, Plaintiffs’ Counsel will request the payment to Plaintiffs of service awards in an amount not to exceed $3,000 each, subject to Court approval, which will be funded from the Fee and Expense Award.

5. Reasons for the Settlement

The Court did not decide in favor of the Plaintiffs or the Defendants (together, the “Parties”). The proposed Settlement was negotiated at arm’s-length by attorneys representing the Parties and with the substantial assistance of Jed D. Melnick of JAMS ADR, a nationally recognized mediator with extensive experience mediating complex derivative actions. The attorneys for all of the Parties have extensive experience in shareholder derivative cases, and they all believe the Settlement is in the best interest of their clients. Workhorse and Plaintiffs believe that the Settlement provides substantial benefits upon Workhorse and its shareholders.

5.1 Why Did the Plaintiffs Agree to Settle?

Plaintiffs’ Counsel investigated claims and the underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation and have researched the applicable law with respect to the claims of Plaintiffs, Workhorse, and its shareholders against the Defendants and the potential defenses thereto.

Based upon their investigation, Plaintiffs and Plaintiffs’ Counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, and adequate to Plaintiffs, current shareholders of Workhorse, and Workhorse, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Workhorse and its shareholders will receive from the Settlement; (b) the attendant risks of continued litigation of the Action; and (c) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and Plaintiffs’ Counsel considered the significant litigation risk inherent in this Action. The law imposes significant burdens on Plaintiffs for pleading and proving a shareholder derivative claim. Further, there was a significant risk that continued litigation would deplete the Company’s directors and officers insurance and impair Workhorse’s ability to obtain a monetary recovery.

While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and Plaintiffs’ Counsel believe that, under the circumstances, they have obtained the best possible relief for Workhorse and its shareholders.

5.2 Why Did the Defendants Agree to Settle?

The Individual Defendants have denied and continue to deny each and all of the claims and allegations alleged by Plaintiffs in the Derivative Actions and Litigation Demands, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Actions and Litigation Demands. The Individual Defendants believe that they have substantial defenses to the claims and allegations alleged against them in the Derivative Actions and Litigation Demands. The Individual Defendants believe that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Workhorse and its stockholders. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions. Defendants have, therefore, determined that it is in the best interests of Workhorse for the Derivative Actions and Litigation Demands to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

6. Settlement Hearing

On June 21, 2023, at 10:00 a.m. PDT, in Courtroom 16A of the Regional Justice Center located at 200 Lewis Avenue, Las Vegas, Nevada 89155, the Court will hold the Settlement Hearing. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

7. Right to Attend Settlement Hearing

Any Current Workhorse Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT WORKHORSE SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

8. Right to Object to Settlement and Procedures for Doing So

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

8.1 You Must Make Detailed Objections in Writing

Any objection must be presented in writing and must contain the following information. The Court may not consider any objection that does not substantially include the following information:

1)	Your name, legal address, and telephone number;

2)	The case name and number (Workhorse Group Inc. Stockholder Derivative Litigation, Lead Case No. A-21-833050-B);

3)	Proof of being a current Workhorse stockholder as of the Record Date, April 10, 2023;

4)	The date(s) you acquired your Workhorse shares;

5)	A statement of your position regarding the matters to be heard the Settlement Hearing, including the grounds for each objection or the reasons you desire to appear and be heard;

6)	Notice of whether you intend to appear at the Settlement Hearing (though attendance is not required if you have lodged your objection);

7)	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intent to call to testify at the Settlement Hearing and the subject(s) of any expected testimony;

8)	The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years.

8.2 You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

The Court Clerk’s Address is: the Clerk of the Court, Eighth Judicial District Court of the State of Nevada in and for Clark County, 200 Lewis Avenue, Las Vegas, NV 89155.

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR WORKHORSE SO THEY ARE RECEIVED NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

Co-Lead Counsel for Plaintiffs:

ROBBINS LLP

BRIAN J. ROBBINS

STEPHEN J. ODDO

ERIC M. CARRINO

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

GAINEY MCKENNA & EGLESTON

GREGORY M. EGLESTON

THOMAS J. McKENNA

501 Fifth Ave., 19th Floor
New York, NY 10017
Telephone: (212) 983-1300
Facsimile: (212) 983-0383

Attorneys for Nominal Defendant Workhorse Group Inc.:

MORRIS LAW GROUP

STEVE MORRIS

ROSA SOLIS-RAINEY

801 S. Rancho Drive, Suite B4

Las Vegas, NV 89106

Telephone: (702) 474-9400

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

JOHN P. STIGI III

BRIDGET RUSSELL

1901 Avenue of the Stars, 16th Floor

Los Angeles, CA 90067

Telephone: (310) 228-3700

Facsimile: (310) 228-3701

9. How to Obtain More Information

This Notice summarizes the Settlement. It is not a complete statement of the events of the Action, the Settlement, or the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Clerk of the Court, Eighth Judicial District Court of the State of Nevada in and for Clark County, 200 Lewis Ave, Las Vegas, NV 89155 at any time during regular business hours of each business day. You may also visit https://ir.workhorse.com/.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to Gregory Egleston at (212) 983-1300 or in writing to Gainey McKenna & Egleston, 501 Fifth Ave., 19th Floor, New York, New York 10017.

DATED: APRIL 21, 2023

BY ORDER OF THE COURT DISTRICT COURT OF NEVADA CLARK COUNTY